Effective July 8, 1999


                                                      Exhibit 3(c)
                                                      Idaho Power

                          B Y - L A W S

                               of

                       IDAHO POWER COMPANY

                           As Amended

                       ___________________



           SECTION 1. The annual meeting of the shareholders of the Company for the election of Directors and the transaction of such other corporate business as may properly come before such meeting, shall be held at Boise, Idaho, or at such other place as the Board of Directors may designate, such place to be stated in the notice of meeting, on the first Wednesday in May in each year, unless such day is a legal holiday, in which case such meeting shall be held on the day following.

          SECTION 2. Special meetings of the shareholders of the Company may be called only by the Chairman of the Board of Directors, the President, a majority of the Board of Directors, or the holders of not less than four-fifths of the shares entitled to vote at the meeting, at such time, and at Boise, Idaho, or such other place, as may be stated in the call and notice.

           SECTION 3. Notice of the time and place of every meeting of shareholders shall be mailed by the Secretary at least ten days previous thereto, to each shareholder of record at his last known post office address, but meetings may be held without notice if all shareholders are present, or if notice is waived before or after the meeting by those not present.

           The Board of Directors are hereby authorized to fix a day, not more than fifty days prior to the day of holding any meeting of shareholders, as the day as of which shareholders entitled to notice and to vote at such meetings shall be determined and only shareholders of record at the close of business on such day shall be entitled to notice of or to vote at such meeting.

           SECTION 4. The holders of shares of the capital stock entitling them to exercise a majority of the voting power must be present in person or by proxy at each meeting of the shareholders to constitute a quorum, less than a quorum having power to adjourn.

          SECTION 5. Certificates of stock shall be of such form and device as the Board of Directors may elect, and shall be signed by the President or a Vice President and by the Secretary or Assistant Secretary, but where any such certificate is manually signed by a transfer agent or by a registrar other than the Company itself or an employee of the Company serving in either of those capacities, the signatures of any such officer or officers and the seal of the Company upon such certificate may be facsimiles, engraved or printed. The stock of the Company shall be transferable or assignable on the books of the Company by the holders in person or by attorney or surrender of the certificates therefor. The Board of Directors may appoint one or more transfer agents and registrars of the stock. The books for the transfer of the stock of the Company may be closed for such periods before and during the payment of dividends, not to exceed thirty days, and the holding of meetings of shareholders, not to exceed forty days, as the Board of Directors may from time to time determine, and no transfer of stock made during such a period shall be binding upon the Company.

           SECTION 6A. The number of Directors constituting the Board of Directors of the Company shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by affirmative vote of two-thirds of the Continuing Directors (as defined in Article 8 of the Restated Articles of Incorporation), but the number of Directors shall be no less than 9 and no greater than 15. The number of Directors may be increased or decreased, beyond the limits set forth above, only by an amendment to the Restated Articles of Incorporation of the Company pursuant to Article 10 of the Restated Articles of Incorporation of the Company. Six members of the Board of Directors shall constitute a quorum for the transaction of all business except (1) the election of members of the Executive Committee, for which purpose a majority of all of the Directors shall constitute a quorum, and (2) the filling of vacancies in the Board of Directors, which provision is set forth below.

           The Board of Directors shall be divided into three classes as nearly equal in number as may be. The initial term of office of each Director in the first class shall expire at the annual meeting of shareholders in 1990; the initial term of office of each Director in the second class shall expire at the annual meeting of shareholders in 1991; and the initial term of office of each Director in the third class shall expire at the annual meeting of shareholders in 1992. At each annual election commencing at the annual meeting of shareholders in 1990, the successors to the class of Directors whose term expires at that time shall be elected to hold office for a term of three years to succeed those whose term expires, so that the term of one class of Directors shall expire each year. Each Director shall hold office for the term for which he is elected or appointed and until his successor shall be elected and qualified or until his death, or until he shall resign or be removed; provided, however, that no person who will be seventy (70) years of age or more on or before the annual meeting shall be nominated to the Board of Directors, and any Directors who reach the age of seventy (70) shall be automatically retired from the Board.

           In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal in number as may be.

          Newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a two-thirds vote of the Directors then in office, or a sole remaining Director, although less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. If one or more Directors shall resign from the Board effective as of a future date, such vacancy or vacancies shall be filled pursuant to the provisions hereof, and such new directorship(s) shall become effective when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in the filling of other vacancies.

           At a special meeting of shareholders called expressly for that purpose, the entire Board of Directors or any individual Directors may be removed (i) without cause, by the unanimous vote of the outstanding shares entitled to vote for Directors, and
(ii) for cause, by the affirmative vote of two-thirds of the outstanding shares entitled to vote for Directors. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (x) the Director whose removal is proposed has been convicted, or granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal;
(y) such Director has been grossly negligent in the performance of his duties to the Company; or (z) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a Director of the Company, and such adjudication is no longer subject to appeal.

          Any Directors elected pursuant to special voting rights of the 4% Preferred Stock or Serial Preferred Stock, without par value, voting as a separate class, shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions.

           B.(i) Obligation to Indemnify. The Company shall indemnify any person (and his heirs, executors, administrators or other legal representatives) who was or is party to (or is threatened to be made a party to) or was or is a witness in (or is threatened to be made a witness in) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation any suit, action or proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that he (or his testator or intestate) is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, trustee, partner, fiduciary, employee or agent of another corporation, of any type or kind, domestic or foreign, or any partnership, joint venture, trust, pension or other employee benefit plan or any other entity or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding or any appeal therein; provided, however, that no indemnification shall be made pursuant to this Subsection (i) (a) if a judgment or other final adjudication adverse to such person shall have established that such person did not act honestly or in the reasonable belief that his actions were in or not opposed to the Company's or its shareholders' best interests; or (b) in an action or proceeding by or in the right of the Company to procure a judgment in its favor in which that person is finally adjudicated to be liable to the Company; however, the Company will indemnify that person in the suits described in (b) for such amounts as the court in which the action, suit or proceeding was brought shall determine in view of all the circumstances of the case the person to be fairly and reasonably entitled.

           (ii) Advancement of Expenses. The Company shall pay any expenses incurred by a Director, officer, agent or employee of the Company in defending any such action, suit or proceeding in advance of the final disposition thereof if a majority vote of a quorum of disinterested Directors or a board-designated independent counsel determines that the person seeking indemnification has not acted dishonestly, or without a reasonable belief that his actions were in or not opposed to the Company's or its shareholders' best interests and upon receipt of
(a) an undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled, and (b) an affirmation that the person has met the standard of conduct set forth above.

           (iii) Nonexclusivity. The rights to indemnification and to the advancement of expenses and any other benefits provided by, or granted pursuant to, Subsections (i) and (ii) of this Section shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be or hereafter become entitled whether contained in (a) a resolution of the shareholders of the Company, (b) a resolution of the Board of Directors, or (c) an agreement, duly authorized by the Board of Directors, providing for such indemnification; provided, however, that no indemnification contemplated by this Subsection (iii) may be made if such indemnification would be unlawful.

          (iv) Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or any other entity or enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Section 6B.

          (v) Insurance Offset Against Indemnity. The Company's indemnity of any person who is or was a Director, officer, agent or employee of the Company, or is or was serving in any capacity in any other entity or enterprise at the request of the Company, shall be reduced by any amounts such person may collect as indemnification (a) under any policy of insurance purchased and maintained on his behalf by the Company, and (b) from such other entity or enterprise.

           (vi) Affiliates; Mergers; Etc. For the purposes of this Section, references to the "Company" shall include any subsidiary or affiliated corporation, any predecessor of the Company and all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a Director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a Director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other entity or enterprise shall stand in the same position under the provisions of this Section 6B with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

           (vii) Contract Right. All rights to indemnification and to the advancement of expenses granted under Subsections (i),
(ii) and (iii) of this Section 6B shall be deemed to arise out of a contract between the Company and the Director, officer, agent or employee of the Company who serves in such capacity at any time while these By-laws are in effect. No repeal or modification of these By-laws shall affect any rights or obligations theretofore existing.

            (viii)    Limitation.   Nothing  contained  in   this
Section 6B, or elsewhere in these By-laws, shall operate to require the Company to indemnify any person if such indemnification shall be for any reason contrary to applicable law.

           C. The provisions of each paragraph or subsection of 6A or 6B of these By-laws shall be separable and if any provision or portion thereof shall for any reason be inapplicable or ineffective, this shall not affect any other provision or portion or the application, validity or effectiveness thereof.

          SECTION 7. Meetings of the Board of Directors shall be held at the time fixed by resolution of the Board or upon call of the President or Vice President or Chairman of the Board. The Secretary or officer performing his duties shall give five days' notice of all meetings of Directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the Directors are present, or if those not present waive notice, either before or after the meeting.

           SECTION  8.    The  Chairman of  the  Board  shall  be
selected  by and from the members of the Board of Directors.   He
shall conduct all meetings of the Board of Directors and shall perform all duties incident thereto.

          The Board of Directors shall also select a President, a Vice President, a Secretary and a Treasurer and such additional Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers and agents as the Board of Driectors from time to time may deem advisable. If the Board of Directors wishes, it may also elect as an officer of the Company the Chairman of the Board.

           SECTION 9. The Board of Directors, as soon as may be after the election in each year, shall appoint an Executive Committee to consist of the Chairman of the Board, the President and such number of Directors as the Board may from time to time determine. Such Committee shall have and may exercise all of the powers of the Board during the intervals between its meetings, which may be lawfully delegated, subject to such limitations as may be provided by resolution of the Board. The Board shall have the power at any time to change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such Committees and assistants as it may deem necessary. The Board may from time to time determine by resolution the number of members of such Committee required to constitute a quorum. The Chairman of the Board shall be the Chairman of the Executive Committee.

           During the intervals between the meetings of the Executive Committee, the Chairman of the Board shall possess and may exercise such of the powers vested in the Executive Committee as from time to time may be conferred upon him by resolution of the Board of Directors or the Executive Committee.

           SECTION 10. A Director of this Company shall not be disqualified by his office from dealing or contracting with the Company, either as vendor, purchaser or otherwise, nor shall any transactions or contract of this Company be void or voidable by reason of the fact that any Director, or any firm of which any Director is a member, or any corporation of which any Director is a shareholder or Director, is in any way interested in such transaction or contract, PROVIDED that any such transaction or contract is or shall be authorized, ratified or approved either
(1) by vote of a majority of a quorum of the Board of Directors or of the Executive Committee, without counting in such majority or quorum any Director so interested, or being a member of a firm so interested, or a shareholder or a Director of a corporation so interested, or (2) by vote at a shareholders' meeting of the holders of shares of the capital stock entitling them to exercise a majority of the voting power, or by a writing or writings signed by such holders; nor shall any Director be liable to account to the Company for any profit realized by him from or through any transaction or contract of this Company, authorized, ratified or approved as aforesaid, by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is a shareholder or Director, was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts or transactions in any other manner provided by law.

           SECTION 11. The term of office of all officers shall be one year, or until their respective successors are chosen and qualified, but any officer may be removed from office at any time by the Board of Directors.

           SECTION 12. The officers of the Company shall have such duties as usually pertain to their offices respectively, as well as such power and duties as may from time to time be conferred by the Board of Directors.

           SECTION 13. The shareholders may alter or amend these By-laws (except as set forth in the next sentence) by affirmative vote of the holders of shares of the capital stock entitling them to exercise a majority of the voting power, irrespective of class, at any annual meeting or upon notice at any special meeting. However, Section 2 of these By-laws may be altered, amended, changed or repealed only by the affirmative vote of the holders of at least four-fifths of the voting power of the then outstanding voting stock of the Company, provided that such four-fifths vote shall not be required for any amendment, alteration, change or repeal recommended to the shareholders by two-thirds of the Continuing Directors (as defined in Article 8 of the Company's Restated Articles of Incorporation).

           SECTION 14. In the event of emergency conditions following a catastrophe or disaster, the following provisions shall apply, other provisions of these by-laws notwithstanding:
In the case of any vacancy or vacancies in the Board of Directors, the remaining Directors, although less than a majority or a quorum, by affirmative majority vote, may elect a successor or successors to hold office until the next annual meeting of the shareholders of the Company and until his or their successors shall be elected and qualified. If only one Director remains, he shall forthwith appoint two additional Directors, and the three shall thereupon fill the remaining vacancies. The Directors so appointed and elected shall fill any vacancies which may exist among the officers of the Company, including the President, a Vice President, Treasurer and Secretary, and shall also fill any vacancies which may exist on the Executive Committee. When deemed necessary during any such emergency conditions, notices may be given and Directors and members of the Executive Committee may vote and act by telephone, mail or other means of direct communication, but meetings shall be held and Directors and the Executive Committee shall vote and act in the regular manner if reasonably practicable. In the event that a quorum of either the Board of Directors or the Executive Committee cannot readily be convened, then all the powers and duties of the Board of Directors shall vest in an Emergency Management Committee which shall consist of all readily available members of the Board of Directors and the officers of the Company who are not Directors, but the Emergency Management Committee shall act only when necessary, at times when the Board of Directors or Executive Committee cannot readily be convened or act as hereinabove set forth; provided, however, that if the Emergency Management Committee shall take action in good faith, such action shall be valid as if taken by the Board of Directors or Executive Committee although it may subsequently develop that at the time such action was taken the conditions requisite for action by the Emergency Management Committee did not in fact exist.